FREE WRITING PROSPECTUS


                                  CWABS, INC.
                                   Depositor

                         [LOGO OMITTED]]Countrywide(R)
                                  HOME LOANS
                              Sponsor and Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer

                           Asset-Backed Certificates
                             (Issuable in Series)
                         Distributions payable monthly

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Consider carefully the risk  The Trusts
factors beginning on page
S-7 in this free writing     Each CWABS Asset-Backed Certificates Trust will be established to hold assets transferred to it by prospectus and on page 1 in  CWABS, Inc. The assets in each CWABS Asset-Backed Certificates Trust will be specified in the
the prospectus attached      prospectus supplement for the particular issuing entity and will generally consist of first lien
hereto as Exhibit A.         mortgage loans secured by one- to four-family residential properties. The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from one or more mortgage loan sellers. The mortgage loans will be master serviced by Countrywide Home Loans Servicing LP.

                             The Certificates

                             CWABS, Inc. will sell the certificates pursuant to a prospectus supplement. The certificates will be grouped into one or more series, each having its own designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments secured by the assets of the related CWABS Asset-Backed Certificates Trust. A prospectus supplement for a series will specify all of the terms of the series and each of the classes in the series.
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The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates with a file number of 333-131591. Before you invest, you should read the prospectus in that registration statement (which prospectus is attached as Exhibit A hereto) and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at
www.sec.gov.

Although a registration statement (including the prospectus) relating to the securities discussed in this free writing prospectus has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed herein has not been filed with the Securities and Exchange Commission. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive information on any matter discussed herein.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this free writing prospectus or the prospectus. Any representation to the contrary is a criminal offense.



March 1, 2006

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                               Table of Contents

Free Writing Prospectus                          Page
-----------------------                          ----

Summary...........................................S-3

Risk Factors......................................S-7

The Mortgage Pool................................S-21

Servicing of the Mortgage Loans..................S-24

Description of the Pooling and
  Servicing Agreement............................S-29

Static Pool Data.................................S-32

Yield, Prepayment and Maturity Considerations....S-32

Tax Consequences.................................S-34

ERISA Considerations.............................S-34

Index of Defined Terms...........................S-36

Exhibit A - Prospectus

Exhibit A -

Prospectus                                       Page
----------                                       ----

Important Notice About Information
  in This Prospectus and Each Accompanying
  Prospectus Supplement.............................1

Risk Factors........................................2

The Trust Fund.....................................14

Use of Proceeds....................................27

The Depositor......................................27

Loan Program.......................................27

Static Pool Data...................................30

Description of the Securities......................31

Credit Enhancement.................................46

Yield, Maturity and Prepayment
     Considerations................................51

The Agreements.....................................54

Certain Legal Aspects of the Loans.................73

Material Federal Income Tax
     Consequences..................................86

Other Tax Considerations..........................107

ERISA Considerations..............................107

Legal Investment..................................110

Method of Distribution............................111

Legal Matters.....................................112

Financial Information.............................112

Rating............................................112

Index to Defined Terms............................114

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                                    Summary

This summary highlights selected information about the offering transactions and does not contain all of the information that you need to consider in making your investment decision. The terms of each series and each of the classes in a series have not yet been determined. The certificates in an offering and the other circumstances of the offering that have not yet been specified will be fully described in a prospectus supplement when it is available. To understand all of the terms of an offering of the certificates, read this entire free writing prospectus, including the prospectus attached as Exhibit A and, when available, the prospectus supplement relating to the applicable series of certificates carefully.

Issuing Entity

The issuing entity for a series of certificates will be the CWABS Asset-Backed Certificates Trust specified on the front cover of the related prospectus supplement.

The Certificates

The mortgage pools securing the certificates will consist of mortgage loans secured by first liens on one- to four-family residential properties. The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from one or more mortgage loan sellers that may or may not be affiliated with the depositor.

The mortgage loans in any mortgage pool may have mortgage rates that are fixed, adjustable or have fixed mortgage rates for a period of time after the date of origination of each mortgage loan before the mortgage rates become subject to periodic adjustment based on a specified index.

The mortgage pool may also be segregated into multiple loan groups for the purposes of allocating distributions among the classes of certificates offered by that series. Your certificates may be related to one or more of the loan groups.

See "The Mortgage Pool" in this free writing prospectus, "The Trust Fund -- The Mortgage Loans -- General" in the attached prospectus and "The Mortgage Pool" in the prospectus supplement relating to the applicable series of certificates.

Depositor

CWABS, Inc. is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

Sellers

Countrywide Home Loans, Inc. will be the seller of a portion of the mortgage loans. Other mortgage loans may be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation, or one of its subsidiaries, which, in turn, acquired those mortgage loans directly from Countrywide Home Loans, Inc. A portion of the mortgage loans may also be sold to the depositor by unaffiliated third-party sellers.

Master Servicer

Countrywide Home Loans Servicing LP.

Trustee

The Bank of New York.

Pre-Funding Account

A particular series may permit the depositor to deposit on the closing date an amount of up to 25% of the initial certificate principal balance of the certificates issued by the related issuing entity in a pre-funding account. Any amount so deposited will be allocated between the loan groups, if any, so that the amount allocated to any loan group will not exceed 25% of the aggregate certificate principal balance of the classes of certificates related to that loan group. If the depositor elects to make that deposit, the funding period will commence on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than an amount specified in the related prospectus supplement and (y) the date, generally no more than 90 days following the closing date, specified in the related prospectus supplement. During the funding period, if any, the amount deposited in the pre-funding account on the closing date is expected to be used to purchase subsequent mortgage loans.

To the extent needed to make required interest payments on the interest-bearing certificates on or prior to the distribution date following the end of the funding period, Countrywide Home Loans or another seller may make interest shortfall payments to the issuing entity in order to offset shortfalls in interest collections attributable to the pre-funding mechanism

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or because newly originated loans do not have a payment due date in the due period related to such distribution date.

Any amounts in the pre-funding account not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Third Party Insurers

If so specified in the prospectus supplement relating to any series of certificates, one or more classes of certificates may have the benefit of certificate guaranty insurance policies issued by a third party insurer. If so specified in the prospectus supplement relating to any series of certificates, one or more separate trusts may be established to issue net interest margin securities secured by all or a portion of certain classes of certificates of that series. Those net interest margin securities may or may not have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers that would issue any such financial guaranty insurance policy are referred to in this free writing prospectus as the "Third Party Insurer." The references to the Third Party Insurer in this free writing prospectus are applicable only if classes of certificates in the series have the benefit of financial guaranty insurance policy or if any related net interest margin securities issued and are so insured.

Any Third Party Insurer may be granted a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the certificates. Any insurance policy issued by a Third Party Insurer will not cover, and will not benefit in any manner whatsoever, the certificates other than those specified in the related prospectus supplement.

See "Risk Factors--Rights of Third Party Insurers" in this free writing prospectus.

Distribution Dates

We will make monthly distributions on the day specified in the related prospectus supplement, which will generally be the 25th day of the month, or, if that day is not a business day, then we will make distributions on the next business day.

The first distribution date for any series of certificates will be specified in the prospectus supplement for that series.

Registration of Certificates

To the extent specified in the prospectus supplement relating to a series of certificates, the certificates may initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

See "Description of Certificates - Book-Entry Certificates" in the attached prospectus.

Optional Termination or Auction of the Mortgage Loans

If so specified in the prospectus supplement relating to the applicable series of certificates, the master servicer, the depositor, the holder of a class of certificates specified in the prospectus supplement and/or the Third Party Insurer may have the option to purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the issuing entity declines to a specified percentage of the aggregate initial stated principal balance of the mortgage loans and the amount, if any, deposited into the pre-funding account on the closing date.

If so specified in the prospectus supplement relating to the applicable series of certificates, the master servicer, the holder of a particular class of certificates, may have the option to request that the trustee attempt to conduct an auction of the remaining mortgage loans and real estate owned by the issuing entity. If an auction is held and the trustee receives a purchase price at least equal to the amount set forth in the related prospectus supplement, the mortgage loans will be sold to that bidder, the certificates will be paid in full on that distribution date.

Advances

The master servicer will make cash advances with respect to delinquent scheduled payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the

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mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See "Servicing of the Mortgage Loans -- Advances" in this free writing prospectus and in the prospectus supplement relating to the applicable series of certificates.

Credit Enhancement for the Certificates

Credit enhancements provide limited protection to holders of certain classes of certificates against shortfalls in payments received on the mortgage loans and realized losses on the mortgage loans. As specified in the prospectus supplement relating to the applicable series of certificates, the transaction may employ any one or more of the following forms of credit enhancement:

       o the subordination of one or more classes of the securities of the series,

       o      overcollateralization,

       o      excess interest,

       o      letter of credit,

       o financial guaranty insurance policy issued by an entity named in the prospectus supplement covering one or more classes of certificates,

       o      surety bond,

       o      bankruptcy bond,

       o      special hazard insurance policy,

       o      guaranteed investment contract,

       o      one or more reserve funds,

       o      one or more derivative contracts,

       o insurance on the mortgage loans, which may be FHA Insurance, a VA Guarantee or a mortgage pool insurance policy,

       o      cross-collateralization feature, or

       o      any combination of the foregoing.

No form of credit enhancement can provide protection against all risks of loss or guarantee repayment of the entire principal balance of the certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement, certificateholders of the applicable series will bear their allocable share of any deficiencies.

See "Risk Factors" in this free writing prospectus and "Risk Factors" in the attached prospectus.

Yield Enhancement for the Certificates

Yield enhancements provide limited protection to holders of certain classes of certificates against reductions in the return on your investment that may be caused by fluctuations in interest rates on the certificates and/or on the related pool of mortgage loans. As specified in the prospectus supplement relating to the applicable series of certificates, the transaction may employ any one or more of the following forms of yield enhancement:

       o      one or more reserve funds,

       o      one or more derivative contracts,

       o the application of interest distributions on one or more classes of certificates to cover certain interest rate shortfalls experienced by other classes of certificates, or

       o another method of yield enhancement described in the prospectus supplement.

No form of yield enhancement can provide protection against all risks of loss on investment return. If circumstances occur which are not anticipated by the method of yield enhancement provided by the related issuing entity, certificateholders of the applicable series will suffer the corresponding reduction in the yields on their investment.

See "Risk Factors" in this free writing prospectus and "Risk Factors" in the attached prospectus.

Tax Status of the Certificates

Unless otherwise specified in the prospectus supplement for the applicable series of certificates, for federal income tax purposes the related issuing entity (exclusive of rights specified in the applicable prospectus supplement) will consist of one or more REMICs. The prospectus supplement for each series

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of certificates will specify which classes of certificates will constitute regular or residual interests in the REMICs and whether there are investors who would be subject to taxation if they purchased particular classes of certificates because of the features of those classes of certificates.

In addition, depending upon the forms of credit enhancement and yield enhancement employed with respect to a particular series of certificates, one or more classes of certificates in that series may also represent taxable contractual rights and/or obligations for federal income tax purposes.

See "Material Federal Income Tax Consequences" in the attached prospectus.

ERISA Considerations

The prospectus supplement relating to each series of certificates will specify which classes may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan. The applicable prospectus supplement will also specify whether there are conditions that must be met for any such acquisition.

See "ERISA Considerations" in the attached prospectus.

Legal Investment

Any class of certificates in a series that is rated upon initial issuance in one of the two highest rating categories by at least one nationally recognized statistical rating organization will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are so rated.

See "Legal Investment" in the attached prospectus.

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                                 Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information under "Risk Factors" beginning on page 2 of the attached prospectus.

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The Certificates Are Backed By Mortgage      Countrywide Home Loans Inc.'s credit blemished mortgage loan underwriting standards are
Loans That Will Experience Higher Rates      more flexible than the standards generally used by banks for borrowers with
Of Delinquency And Loss than Mortgage        non-blemished credit histories with regard to the borrower's credit standing and
Loans Underwritten To More Traditional       repayment ability. Borrowers who qualify generally have impaired credit histories,
Standards                                    which may include a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. On a case by case basis, Countrywide Home Loans, Inc.
                                             may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under its applicable underwriting risk category guidelines warrants an underwriting exception. It is expected that a significant number of the mortgage loans will have been originated based on underwriting exceptions of these types. As a result of Countrywide Home Loans Inc.'s underwriting standards, including the origination of mortgage loans based on underwriting exceptions, the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

High or Increasing Loan-to-Value Ratio       Countrywide Home Loan Inc.'s underwriting standards do not prohibit a mortgagor from
May Impact Mortgage Loan Loss And            obtaining, at the time of origination of the originator's first lien mortgage loan,
Delinquency Rates More Than Loans            additional financing which is subordinate to that first lien mortgage loan. This
Originated Under More Traditional            subordinate financing may not be reflected in the loan-to-value ratio set forth in this
Standards                                    prospectus supplement. High-loan-to-value ratios may make it more difficult for a mortgage borrower to make payments under the related mortgage loans. Additionally, values of mortgaged properties may decrease from the time that the mortgage loan is originated, resulting in a higher loan to value ratio. A decrease in value of the mortgaged property may effect the mortgage borrower's performance on the mortgage loan.
                                             Additionally, in either case, the high loan-to-value ratio may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. We cannot assure you that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

Subordinated Certificates Have A Greater     When certain classes of certificates provide credit enhancement for other classes of
Risk Of Loss Because Of Subordination        certificates this is sometimes referred to as "subordination." The subordination
Features; Credit Enhancement May Not Be      feature is intended to enhance the likelihood that related senior certificateholders
Sufficient To Protect Senior                 will receive regular payments of interest and principal.
Certificates From Losses

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                                             If so specified in the prospectus supplement relating to the applicable series of certificates, credit enhancement in the form of subordination will be provided for the certificates of that series, first, by the right of the holders of the senior certificates to receive payments of principal on the mortgage loans prior to the related subordinated classes and, second, by the allocation of realized losses on the related mortgage loans to reduce the certificate principal balances of the related subordinated classes, generally in the inverse order of their priority of payment, before any related realized losses are allocated to one or more of the classes of senior certificates.

                                             You should fully consider the risks of investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses on the related mortgage loans. In addition, investors in a class of senior certificates should consider the risk that, after the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, the subordination of the related subordinated certificates may not be sufficient to protect the senior certificates from losses.

Excess Interest From The Mortgage Loans      The structure of a particular series may provide for credit enhancement through
May Not Provide Adequate Credit              overcollateralization. The amount by which the aggregate stated principal balance of
Enhancement In A Transaction Employing       the mortgage loans exceeds the aggregate certificate principal balance of the related
Overcollateralization As A Feature           classes of certificates is called "overcollateralization." If the prospectus supplement for any applicable series of certificates indicates that credit enhancement for that series will be provided by overcollateralization, the initial level of overcollateralization (that is, the overcollateralization on the closing date) and the required level of overcollateralization will each be specified therein.
                                             Overcollateralization typically is used as credit enhancement when the mortgage loans are expected to generate more interest than is needed to pay interest on the related classes of certificates because the weighted average interest rate on the mortgage loans is expected to be higher than the weighted average pass-through rate on the related classes of certificates plus the weighted average expense fee rate. In the event that the level of overcollateralization is reduced, that "excess interest" will be used to make additional principal payments on the related classes of certificates to the extent described in the prospectus supplement. Overcollateralization is intended to provide limited protection to the holders of the applicable series of certificates by absorbing losses from liquidated mortgage loans. However, we cannot assure you that enough excess interest will be generated on the mortgage loans to maintain any required levels of overcollateralization.

                                             The excess interest available on any distribution date will be affected by the actual amount of interest received, collected or advanced in respect of the mortgage loans for that distribution date. That amount will be influenced by changes in the weighted average of the mortgage rates resulting from prepayments and liquidations of the mortgage loans as well as from adjustments of the mortgage rates on adjustable-rate

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                                             mortgage loans. If the pass-through rate on one or more classes is limited by the applicable net rate cap, there may be little or no excess interest available to provide credit enhancement. Furthermore, a disproportionately high rate of prepayments of high interest rate mortgage loans would have a negative effect on future excess interest. If the protection afforded by overcollateralization for any applicable series is insufficient, then the holders of the certificates of that series could experience a loss on their investment.

Your Yield Will Be Affected By               Borrowers may, at their option, prepay their mortgage loans in whole or in part at any
Prepayments                                  time. We cannot predict the rate at which borrowers will repay their mortgage loans.
                                             The prepayment experience of the mortgage loans may be affected by many factors, including:

                                             o      general economic conditions,

                                             o      the level of prevailing interest rates,

                                             o      the availability of alternative financing,

                                             o      the applicability of prepayment charges, and

                                             o      homeowner mobility.

                                             A prepayment of a mortgage loan, however, will usually result in a prepayment on the certificates.

                                             The rate and timing of prepayment of the mortgage loans will affect the yields to maturity and weighted average lives of the related classes of certificates. Any reinvestment risks from faster or slower prepayments of mortgage loans will be borne entirely by the holders of the related classes of certificates.

                                             o      If you purchase your certificates at a discount or you purchase principal only certificates and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

                                             o      If you purchase your certificates at a premium or you purchase notional amount certificates and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

                                             o      If you purchase notional amount certificates and principal is repaid faster than you anticipated, you may lose your initial investment.

                                             o      If so specified in the prospectus supplement relating to the applicable series of certificates, some or all of the mortgage loans may require the borrower to pay a charge if the borrower prepays the mortgage loan during periods of up to five years after the mortgage loan was originated. A prepayment charge may discourage a borrower from

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                                             prepaying the mortgage loan during the applicable period. As specified in the prospectus supplement relating to any applicable series of certificates, prepayment charges may be distributed to specified classes of certificates or retained by the master servicer as servicing compensation and may not be distributed to the holders of other classes of certificates.

                                             o      If mortgage loans with relatively higher mortgage rates prepay, the pass-through rate on one or more of the related classes of certificates may be reduced and your yield may be lower than you anticipate.

                                             o      If the mortgage loans held by the issuing entity are hybrid adjustable rate mortgage loans, the mortgage loans may be subject to greater rates of prepayments as they approach their initial adjustment dates even if market interest rates are only slightly higher or lower than the mortgage rates on the mortgage loans as borrowers seek to avoid changes in their monthly payments.

Your Yield May Be Affected By The            If so specified in the prospectus supplement relating to the applicable series of
Interest Only Feature Of Some Of The         certificates, some or all of the mortgage loans may require monthly payments of only
Mortgage Loans                               accrued interest for a period of up to fifteen years after origination. The borrower is not required to pay any principal on the borrower's loan during this interest only period but thereafter is required to make monthly payments sufficient to amortize the loan over its remaining term. These loans are sometimes referred to as interest only loans. Interest only loans have only recently been originated in significant volumes.
                                             As a result, the long-term performance characteristics of interest only loans are largely unknown.

                                             Because interest only loans initially require only the payment of interest, a borrower may be able to borrow a larger amount than would have been the case for a fully amortizing mortgage loan.

                                             Interest only loans may have risks and payment characteristics that are not present with fully amortizing mortgage loans, including the following:

                                             o      no principal distributions will be made to certificateholders from interest only loans during their interest only period except in the case of a prepayment, which may extend the weighted average lives of the certificates,

                                             o      during the interest only period, interest only loans may be less likely to be prepaid since the perceived benefits of refinancing may be less than with a fully amortizing mortgage loan,

                                             o      as the end of the interest only period approaches, an interest only loan may be more likely to be refinanced in order to avoid the increase in the monthly payment required to amortize the loan over its remaining term,

                                             o      interest only loans may be more likely to default than fully amortizing loans at the end of the interest only period due to

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                                             the increased monthly payment required to amortize the loan over its remaining term,
                                             and

                                             o      if an interest only loan defaults, the severity of loss may be greater due to the larger unpaid principal balance.

Your Yield May Be Affected By The            If so specified in the prospectus supplement relating to the applicable series of
Inclusion of 40-Year Mortgage Loans          certificates, some or all of the mortgage loans may have original terms to maturity of
                                             40 years. Mortgage loans with original terms to maturity of 40 years have only begun to be originated recently. As a result, there is no basis on which to predict the performance characteristics of these mortgage loans.

                                             The longer term to maturity of 40-year mortgage loans results in a lower monthly payment than would be required by a traditional 30-year mortgage loan. The lower monthly payment may allow the borrower to borrow a larger amount than would have been the case for a mortgage loan with a 30-year term to maturity.

                                             In running the prepayment scenarios required by certain rating agencies that may be providing ratings on the related series of certificates, the offered certificates are assumed to mature within 30 years. However, due to the inclusion of 40-year mortgage loans in the mortgage pool, there is no guarantee that the certificates will be fully paid within 30 years.

                                             40-year mortgage loans may have risks and payment characteristics that are not present with traditional 30-year mortgage loans, including the following:

                                             o      less principal will be distributed to certificateholders on a monthly basis
                                                    (except in the case of a prepayment) which may extend the weighted average lives of the certificates,

                                             o      due to the smaller monthly payment, 40-year mortgage loans may be less likely to be prepaid since the perceived benefits of refinancing may be less than with a
                                                    30-year fully amortizing mortgage loan, and

                                             o      if a 40-year mortgage loan defaults, the severity of loss is likely to be greater due to the larger unpaid principal balance.

The Yields On Floating Rate And Inverse      The pass-through rates on any classes of floating rate certificates for any
Floating Rate Certificates Will Be           distribution date will be equal to the value of the applicable interest rate index plus
Affected By The Level Of The Applicable      any related margin, but may be subject to a cap and/or floor. The pass-through rates on
Interest Rate Index                          any classes of inverse floating rate certificates for any distribution date will equal a specified fixed rate minus the related index, but may be subject to a cap and/or floor, which floor may be as low as 0%. For these classes of certificates your yield will be sensitive to:

                                             o      the level of the applicable interest rate index,

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                                             o      the timing of adjustment of the pass-through rate on those certificates as it relates to the interest rates on the related mortgage loans and, with respect to the adjustable rate mortgage loans, the level of the mortgage index, the timing of adjustment of the interest rates on the adjustable rate mortgage loans, and periodic and lifetime limits on those adjustments, and

                                             o      other limitations on the pass-through rates of those certificates as described further in the prospectus supplement relating to the applicable series of certificates.

                                             With respect to classes of adjustable rate certificates relating to adjustable rate mortgage loans, the mortgage indices and the certificate indices may not be the same.
                                             Because the mortgage indices may respond to economic and market factors different than the certificate indices, there may not necessarily be a correlation in movement between the interest rates on the adjustable rate mortgage loans and the pass-through rates of the related classes of certificates. For example, it is possible that the interest rates on the adjustable rate mortgage loans may decline while the pass-through rates on the related classes of adjustable rate certificates are stable or rising. In addition, although it is possible that both the mortgage rates on the adjustable rate mortgage loans and the pass-through rates on the related classes of adjustable rate certificates may decline or increase during the same period, the mortgage rates on the adjustable rate mortgage loans may decline or increase more slowly than the pass-through rates of these certificates because of the difference between interest rate adjustment periods on the mortgage loans and pass-through rate adjustment periods on these certificates.
                                             In addition, prepayments of mortgage loans with relatively higher mortgage rates may reduce the applicable net rate cap and consequently reduce the pass-through rate for one or more classes of adjustable rate certificates.

                                             While it may be intended that reductions in distributions of interest to a class of adjustable rate by operation of the applicable net rate cap be offset by amounts allocated to the issuing entity in respect of one or more forms of yield maintenance enhancement, we cannot assure you that any amounts will be available from those sources, or sufficient, to make any such payments. In addition, to the extent that any such form of yield maintenance enhancement benefiting a class of certificates is derived from distributions otherwise payable to one or more other classes of certificates, investors in the certificates benefiting from the yield enhancement arrangement should consider the expected distributions otherwise distributable to those other classes of certificates, and investors in the classes of certificates providing the yield maintenance enhancement should consider the likelihood that amounts otherwise distributable on their certificates will be applied to provide yield enhancement to the benefited classes of certificates.

Risks Related To Allocations Of Realized     After the credit enhancement provided by excess cashflow and overcollateralization has
Losses On The Related Mortgage Loans         been exhausted, or if the structure of the particular series does not provide for overcollateralization collections on the mortgage loans otherwise payable to the related subordinated classes will comprise the sole source of funds from which that credit enhancement is provided to the senior certificates. Realized losses on the mortgage loans are allocated to the related subordinated certificates, beginning with the subordinated certificates then outstanding with the lowest payment priority, until the certificate principal balance of each class of subordinated certificates has been reduced to zero. If the aggregate certificate principal balance of the subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates and may result in the allocation of realized losses to one or more classes of senior certificates.

Certain Interest Shortfalls May Affect       When a borrower makes a full or partial prepayment on a mortgage loan, the amount of
Distributions On The Related                 interest that the borrower is required to pay may be less than the amount of interest
Certificates                                 certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The master servicer is required to reduce its master servicing fee to offset this shortfall, but the reduction for any distribution date will limited to all or a portion of the master servicing fee for the related month.

                                             In a transaction incorporating overcollateralization as a credit enhancement feature, if the aggregate amount of interest shortfalls on the related mortgage loans resulting from prepayments exceeds the amount of the reduction in the master servicing fee, the amount of interest available to make distributions of interest to the related classes of certificates and to maintain or restore any related level of overcollateralization will be reduced.

                                             In a transaction that does not employ overcollateralization as a credit enhancement feature, if the aggregate amount of interest shortfalls on the related mortgage loans resulting from prepayments exceeds the amount of the reduction in the master servicing fee, the amount of interest available to make distributions of interest to the related classes of certificates will be reduced and the interest entitlement for each class of certificates will be reduced proportionately.

                                             In addition, your certificates may be subject to certain shortfalls in interest collections (or reductions in excess interest, if the series employs overcollateralizaiton as a credit enhancement feature) arising from the application of the Servicemembers Civil Relief Act and similar state and local laws (referred to in this free writing prospectus as the Relief Act). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. The Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time, will not be offset by a reduction to the master servicing fee, and will reduce accrued interest on each related class of certificates on a pro rata basis.
                                             In addition, the Relief Act imposes certain limitations that would impair the master servicer's ability to foreclose on an affected mortgage loan during the borrower's period of active service and, under some circumstances, during an additional period thereafter.

                                             In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the master servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the mortgage loans which would be borne by the certificateholders.

A Withdrawal or Downgrade in the Ratings     If one or more classes of certificates of a series will benefit from a form of credit
Assigned to any Credit Enhancer May          enhancement provided by a third party, such as a limited financial guaranty policy or a
Affect the Value of the Related Classes      derivative instrument, the ratings on those classes may depend primarily on an
of Certificates                              assessment by the rating agencies of the mortgage loans and on the financial strength of the credit enhancement provider. Any reduction in the ratings assigned to the financial strength of the credit enhancement provider will likely result in a reduction in the ratings of the classes of certificates that benefit from the credit enhancement.
                                             A reduction in the ratings assigned to those certificates probably would reduce the market value of the certificates and may affect your ability to sell them.

                                             The rating by each of the rating agencies of the certificates of any series is not a recommendation to purchase, hold, or sell the certificates since that rating does not address the market price or suitability for a particular investor. The rating agencies may reduce or withdraw the ratings on the certificates at any time they deem appropriate. In general, the ratings address credit risk and do not address the likelihood of prepayments.

The Right of a Class of Certificates to      One or more classes of certificates of a series may bear interest at a pass-through
Receive Certain Interest Distributions       rate that is subject to a cap, but nevertheless those classes may be entitled to
May Depend on the Creditworthiness of a      receive interest distributions in excess of that cap from excess cashflow (if provided
Third Party                                  for in the related prospectus supplement and if available) or from certain sources other than the mortgage loans, such as a derivative instrument or a reserve fund established to cover those distributions. In the event that a series of certificates will provide for excess cashflow to cover those interest distributions in excess of the cap, investors in that class of certificates should consider that excess cashflow may not be available to fund those distributions. In the event that a series of certificates does not provide for excess cashflow, investors in the applicable classes of certificates will have to look exclusively to the sources of payment other than the mortgage loans and will have to consider
                                             that those other sources may be limited, may be provided by and depend solely on third parties and may therefore be subject to counterparty risk. In the event that those sources include third party providers, investors in the affected classes of certificates should consider that the ratings assigned to the applicable third party provider may be lower than the ratings of the affected classes of certificates. Unless otherwise specified in the related prospectus supplement, the ratings assigned to any class of certificates that may receive interest distributions in excess of the applicable cap will not address the likelihood of receipt of any such interest distributions.

Your Yield Will Be Affected By How           The timing of principal payments on any class of certificates will be affected by a
Distributions Are Allocated To The           number of factors, including:
Certificates

                                             o      the extent of prepayments on the related mortgage loans,

                                             o      how payments of principal are allocated among the classes of certificates in the applicable series,

                                             o      whether the master servicer, depositor or Third Party Insurer, as applicable, exercises its right to purchase the remaining assets of the issuing entity,

                                             o      the rate and timing of payment defaults and losses on the related mortgage loans,

                                             o      repurchases of related mortgage loans as a result of material breaches of representations and warranties, and

                                             o      with respect to the senior certificates, if there is pre-funding in the related series and if funds are required to be deposited in the pre-funding account on the closing date, by the availability of subsequent mortgage loans. Since distributions on the certificates are dependent upon the payments on the applicable mortgage loans, we cannot guarantee the amount of any particular payment or the amount of time that will elapse before the proceeds of the assets of the issuing entity are distributed to the certificates.

                                             See "Description of the Certificates - Principal," and " - Optional Termination" in the
                                             prospectus supplement relating to the applicable series of certificates for a description of the manner in which principal will be paid to the certificates. See "The
                                             Mortgage Pool - Assignment of the Mortgage Loans" in the prospectus supplement relating to the applicable series of certificates for more information regarding the repurchase or substitution of mortgage loans.

Violations of Consumer Protection Laws       Federal, state and local laws extensively regulate various aspects of brokering,
May Adversely Affect You                     originating, servicing and collecting mortgage loans secured by consumers' dwellings.
                                             Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect such mortgage loans.

                                             Additional requirements may be imposed under federal, state or local laws on so-called
                                             "high cost mortgage loans," which typically are defined as mortgage loans secured by a consumer's dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a mortgage loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the mortgage loans, such as the issuing entity.

                                             The penalties for violating federal, state or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the mortgage loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest in a mortgage loan and, in some cases, borrowers may even be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies may also be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws. Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the mortgage loans, such as the issuing entity.

                                             For a discussion of certain specific consumer protection laws that may affect the mortgage loans, see "Risk Factors-Consumer Protection Laws May Adversely Affect You" in
                                             the attached prospectus.

The Certificates May Not Be Appropriate      The certificates may not be an appropriate investment for investors who do not have
For Some Investors                           sufficient resources or expertise to evaluate the particular characteristics of each applicable class of certificates. This may be the case because, among other things:

                                             o      the yield to maturity of certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the related mortgage loans;

                                             o      the rate of principal distributions on, and the weighted average lives of, the certificates will be sensitive to the uncertain rate and timing of principal prepayments on the related mortgage loans and the priority of principal distributions among the classes of certificates in the related series.
                                                    Accordingly, the certificates may be an inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions; and

                                             o      a secondary market for the certificates may not develop or provide certificateholders with liquidity of investment.

Balloon Mortgage Loans                       If so specified in the prospectus supplement relating to a series of certificates, the mortgage loans held by an issuing entity may include balloon loans, which are mortgage loans that do not provide for scheduled payments of principal that are sufficient to amortize the principal balance of the loan prior to maturity and which therefore will require the payment by the related borrower of a "balloon payment" of principal at maturity. Balloon loans involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon the borrower's ability either to timely refinance the mortgage loan or timely to sell the related mortgaged property.

Seasoned Mortgage Loans                      If so specified in the prospectus supplement relating to the applicable series of certificates, the loan ages of some of the mortgage loans held by an issuing entity may be older than those of the other mortgage loans held by that issuing entity or these mortgage loans may have been previously included in securitizations of the depositor and acquired upon exercise of an optional termination right. Generally, seasoned mortgage loans are believed to be less likely to prepay due to refinancing and are more likely to default than newly originated mortgage loans. In any case, the prepayment and default experience on well seasoned mortgage loans will likely differ from that on other mortgage loans.

Geographic Concentration Of Mortgaged        Issuing entities established by the depositor have historically had a significant
Properties Increases The Risk That           portion of their mortgage loans secured by mortgaged properties that are located in
Certificate Yields Could Be Impaired         California, and unless otherwise specified in the prospectus supplement relating to the applicable series of certificates, a significant portion of the mortgage loans will be secured by mortgaged properties that are located in California. Property in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition,

                                             o      economic conditions in states with significant concentrations (which may or may not affect real property
                                                    values) may affect the ability of borrowers to repay their loans;

                                             o      declines in the residential real estate markets in states with significant concentrations may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios; and

                                             o      any increase in the market value of properties located in states with significant concentrations would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Hurricane Katrina May Pose Special Risks     At the end of August 2005, Hurricane Katrina caused catastrophic damage to areas in the
                                             Gulf Coast region of the United States.

                                             If Countrywide Home Loans is a seller, Countrywide Home Loans will represent and warrant as of the closing date that each mortgaged property is free of material damage and in good repair. In the event of a breach of that representation and warranty,
                                             Countrywide Home Loans will be obligated to repurchase or substitute for the related mortgage loan. Any such repurchase would have the effect of increasing the rate of principal payment on the certificates. Any damage to a mortgaged property that secures a mortgage loan occurring after the closing date as a result of any other casualty event will not cause a breach of this representation and warranty.

                                             The full economic impact of Hurricane Katrina is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. Initial economic effects appear to include:

                                             o      localized areas of nearly complete destruction of the economic infrastructure and cessation of economic activity,

                                             o      regional interruptions in travel and transportation, tourism and economic activity generally, and

                                             o      nationwide decreases in petroleum availability with a corresponding increase in price.

                                             We have no way to determine whether other effects will arise, how long any of these effects may last, or how these effects may impact the performance of the mortgage loans. Any impact of these events on the performance of the mortgage loans may increase the amount of losses borne by the holders of the related certificates or impact the weighted average lives of the related certificates.

You May Have Difficulty Reselling The        No market for any of the certificates will exist before they are issued. Any
Certificates                                 underwriters with respect to one or more classes of certificates may intend to make a secondary market in certain classes of the certificates, but if it does it will have no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield.
                                             The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you. The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

If The Series Allows For The Purchase Of     If the particular series of certificates will use a prefunding mechanism to purchase
Subsequent Mortgage Loans, There Is A        additional mortgage loans, the ability of that issuing entity to acquire subsequent
Risk Of Possible Prepayment Due To           mortgage loans depends on the ability of the related seller to originate or acquire
Inability To Acquire Subsequent Mortgage     mortgage loans during the conveyance period specified in the related prospectus
Loans                                        supplement (which generally will not exceed 90 days) that meet the eligibility criteria for subsequent mortgage loans described therein. The ability of sellers to originate or acquire eligible subsequent mortgage loans will be affected by a number of factors including prevailing interest rates, employment levels and economic conditions generally.

                                             If any of the amounts on deposit in the pre-funding account in respect of any loan group allocated to purchase subsequent mortgage loans cannot be used for that purpose, those amounts will be distributed to the related senior certificateholders as a prepayment of principal on the first distribution date following the end of the conveyance period.

                                             The ability of the issuing entity to acquire subsequent mortgage loans with particular characteristics will also affect the size of the principal payment the related classes of senior certificates in that series.

Inability To Replace Master Servicer         The structure of the servicing fee might affect the ability to find a replacement
Could Affect Collections and Recoveries      master servicer. Although the trustee is required to replace the master servicer if the
On The Mortgage Loans                        master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the servicing fee is structured as a percentage of the stated principal balance of each mortgage loan, it may be difficult to replace the master servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage loans and related REO properties remaining in the pool. The performance of the mortgage loans may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

Rights Of Third Party Insurers               If there is a Third Party Insurer with respect to a particular series of certificates, unless the Third Party Insurer fails to make a required payment under the related policy and the failure is continuing or the Third Party Insurer is the subject of a bankruptcy proceeding (each such event, a "Third Party Insurer Default"), the Third
                                             Party Insurer may be entitled to exercise, among others, the following rights without the consent of holders of the related certificates, and the holders of the related certificates may exercise those rights only with the prior written consent of the Third
                                             Party Insurer:

                                             o      the right to provide notices of master servicer defaults and the right to direct the trustee to terminate the rights and obligations of the master servicer under the pooling and servicing agreement upon a default by the master servicer,

                                             o      the right to remove the trustee or any custodian pursuant to the pooling and servicing agreement, and

                                             o      the right to direct the trustee to make investigations and take actions pursuant to the pooling and servicing agreement.

                                             In addition, unless a Third Party Insurer Default exists, that Third Party Insurer's consent may be required before, among other things,

                                             o      any removal of the master servicer, any successor servicer or the trustee, any appointment of any co-trustee,

                                             o      any otherwise permissible waivers of prepayment charges or extensions of due dates for payment granted by the master servicer with respect to more than 5% of the mortgage loans, or

                                             o      any amendment to the pooling and servicing agreement.

                                             Investors in the certificates other than those specified in the related prospectus supplement should note that:

                                             o      any insurance policy issued by the Third Party Insurer will not cover, and will not benefit in any manner whatsoever, their certificates,

                                             o      the rights granted to the Third Party Insurer may be extensive,

                                             o      the interests of the Third Party Insurer may be inconsistent with, and adverse to, the interests of the holders of the certificates, and the Third Party
                                                    Insurer has no obligation or duty to consider the interests of the certificates in connection with the exercise or nonexercise of the Third Party Insurer's rights, and




                                             o      the Third Party Insurer's exercise of its rights and consents may negatively affect the certificates other than those specified in the related prospectus supplement and the existence of the Third Party Insurer's rights, whether or not exercised, may adversely affect the liquidity of the certificates, relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings.

Some statements contained in or incorporated by reference in this free writing prospectus and the attached prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                               The Mortgage Pool

Assignment of the Mortgage Loans

         Pursuant to the pooling and servicing agreement dated as of the cut-off date with respect to any series of certificates (each such agreement, the "Pooling and Servicing Agreement"), among the Depositor, the Master Servicer, the sellers, and The Bank of New York, as trustee (the "Trustee"), the Depositor on the closing date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the certificateholders, all right, title and interest of the Depositor in and to each Mortgage Loan conveyed on the closing date (each, an "Initial Mortgage Loan") and all right, title and interest in and to all other assets to be held by the issuing entity, including all principal and interest received on or with respect to the Initial Mortgage Loans after the initial cut-off date (exclusive of any scheduled principal due on or prior to the initial cut-off date and any interest accruing prior to the initial cut-off date) and the pre-funded amount, if any, deposited in the pre-funding account on the closing date.

         In connection with such transfer and assignment of the Mortgage Loans, the Depositor will deliver the following documents to the Trustee (collectively constituting the "Trustee's Mortgage File") with respect to each Initial Mortgage Loan and each Subsequent Mortgage Loan, if any (collectively, the "Mortgage Loans"):

                  (1) the original mortgage note, endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of _______________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the person endorsing the mortgage note, or, if the original mortgage note has been lost or destroyed and not replaced, an original lost note affidavit, stating that the original mortgage note was lost or destroyed, together with a copy of the related mortgage note,

                  (2) the original recorded mortgage or a copy thereof with recording information,

                  (3) a duly executed assignment of the mortgage, in recordable form, or a copy thereof with recording information, as described in the Pooling and Servicing Agreement,

                  (4) the original recorded assignment or assignments of the mortgage or a copy of such assignments, with recording information, together with all interim recorded assignments of such mortgage, or a copy of such assignments, with recording information,

                  (5) the original or copies of each assumption, modification, written assurance or substitution agreement, if any, and

                  (6) the original or duplicate original lender's title policy and all riders thereto or a copy of lender's title policy and all riders thereto or a printout of the electronic equivalent and all riders thereto or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy and all riders thereto will be delivered within one year of the closing date.

         Notwithstanding the foregoing, in lieu of providing the documents set forth in clauses (3) and (4) above, the Depositor may at its discretion provide evidence that the related Mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the mortgage loans held by the issuing entity that are not already held through the MERS(R) System may, at the discretion of the Master Servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the Mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS(R), as nominee for the owner of the Mortgage Loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the Master Servicer, registered electronically through the MERS(R) System. For each of these Mortgage Loans, MERS(R) serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any interest in the Mortgage Loan.

         The Pooling and Servicing Agreement for any series of certificates may provide that the Depositor will be required to deliver (or cause delivery of) the Trustee's Mortgage Files:

                  (A) not later than the closing date, with respect to at least 50% of the Initial Mortgage Loans, and not later than the relevant subsequent transfer date, with respect to at least 10% of the Subsequent Mortgage Loans conveyed on any related subsequent transfer date,

                  (B) not later than twenty days after the closing date, with respect to at least an additional 40% of the Initial Mortgage Loans, and not later than twenty days after the relevant subsequent transfer date with respect to the remaining Subsequent Mortgage Loans conveyed on any related subsequent transfer date, and

                  (C) not later than thirty days after the closing date, with respect to the remaining Initial Mortgage Loans.

         Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states (such as California) as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the applicable seller. As to any Mortgage Loan, the recording requirement exception described in the preceding sentence is applicable only so long as the related Trustee's Mortgage File is maintained in the possession of the Trustee in one of the states to which such exception applies. In the event any such assignment is delivered to the Trustee in blank and the related Trustee's Mortgage File is released by the Trustee pursuant to applicable provisions of the Pooling and Servicing Agreement, the Trustee will complete such assignment as provided in subparagraph (3) above prior to any such release. In the event such recording is required to protect the interest of the Trustee in the Mortgage Loans, the Master Servicer is required to cause each previously unrecorded assignment to be submitted for recording.

         The Trustee will review the Initial Mortgage Loan documents on or prior to the closing date (or promptly after the Trustee's receipt of any document permitted to be delivered after the closing date), and the Subsequent Mortgage Loan documents promptly after the Trustee's receipt thereof on or after the related subsequent transfer date as described above, and the Trustee will hold such documents in trust for the benefit of the holders of the certificates. After review of such Mortgage Loan documents, if any document is found to be missing or defective in any material respect, the Trustee or the Trustee is required to notify the Master Servicer and Countrywide Home Loans in writing. If Countrywide Home Loans cannot or does not cure such omission or defect within 90 days of its receipt of notice from the Trustee or the Trustee, Countrywide Home Loans is required to repurchase the related Mortgage Loan from the issuing entity at a price (the "Purchase Price") equal to the sum of (i) 100% of the unpaid principal balance (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, the Stated Principal Balance) of the Mortgage Loan as of the date of such purchase, (ii) accrued interest thereon at the applicable Mortgage Rate (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, at the Net Mortgage Rate) from (a) the date through which interest was last paid by the mortgagor (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, the date through which interest was last advanced by, and not reimbursed to, the Master Servicer) to (b) the Due Date in the month in which the Purchase Price is to be distributed to certificateholders and (iii) any costs, expenses and damages incurred by the issuing entity resulting from any violation of any predatory or abusive lending law in connection with such Mortgage Loan. Rather than repurchase the Mortgage Loan as provided above, Countrywide Home Loans may remove such Mortgage Loan (a "deleted mortgage loan") from the issuing entity and substitute in its place another Mortgage Loan of like kind (a "replacement mortgage loan"); however, such substitution is only permitted within two years after the closing date, and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify any REMIC election made by the Trustee or result in a prohibited transaction tax under the Code. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement:

                  (1) have a Stated Principal Balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be forwarded by Countrywide Home Loans or any other applicable seller to the Master Servicer and deposited by the Master Servicer in the certificate account not later than the succeeding determination date and held for distribution to the holders of the certificates on the related distribution date),

                  (2) if the deleted mortgage loan that is being replaced is an adjustable rate mortgage loan, have a maximum mortgage rate not more than 1% per annum higher or lower than the maximum mortgage rate of the deleted mortgage loan,

                  (3) if the deleted mortgage loan that is being replaced is an adjustable rate mortgage loan, have a minimum mortgage rate specified in its related mortgage note not more than 1% per annum higher or lower than the minimum mortgage rate of the deleted mortgage loan,

                  (4) if the deleted mortgage loan that is being replaced is an adjustable rate mortgage loan, have the same mortgage index and intervals between adjustment dates as the deleted mortgage loan, an initial periodic rate cap and a subsequent periodic rate cap each not more than 1% per annum lower than that of the deleted mortgage loan, and a gross margin not more than 1% per annum higher or lower than that of the deleted mortgage loan,

                  (5) have the same or higher credit quality characteristics than that of the deleted mortgage loan,

                  (6) be accruing interest at a rate not more than 1% per annum higher or lower than that of the deleted mortgage loan,

                  (7) have a loan-to-value ratio no higher than that of the deleted mortgage loan,

                  (8) have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted mortgage loan,

                  (9) not permit conversion of the mortgage rate from a fixed rate to a variable rate or vice versa,

                  (10) provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the deleted mortgage loan,

                  (11) have the same occupancy type and lien priority as the deleted mortgage loan, and

                  (12) comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution.

         This cure, repurchase or substitution obligation constitutes the sole remedy available to the certificateholders, the Trustee or the Depositor for omission of, or a material defect in, a Mortgage Loan document.

Pre-Funding

         On the closing date with respect to any series of certificates, the Depositor may elect to deposit an amount of up to 25% of the initial certificate principal balance of the certificates issued by the related issuing entity in a pre-funding account established and maintained by the Trustee on behalf of the certificateholders. The pre-funded amount, if any, will be allocated between any loan groups so that the amount allocated to any loan group will not exceed 25% of the initial certificate principal balance of the related certificates. Any investment income earned from amounts in the pre-funding account, if any, will be paid to the Depositor, and will not be available for payments on the certificates. If the Depositor elects to deposit the pre-funded amount in the pre-funding account, during the period from the closing date until the earlier of (x) the date the amount in the pre-funding account is less than an amount specified in the related prospectus supplement and (y) the date, generally no more than 90 days following the closing date, specified in the related prospectus supplement, the Depositor will be expected to purchase additional mortgage loans originated or purchased by a seller (such mortgage loans, the "Subsequent Mortgage Loans") from a seller and sell such Subsequent Mortgage Loans to the issuing entity as described below. The purchase price for each Subsequent Mortgage Loan will equal the current Stated Principal Balance of such Subsequent Mortgage Loan.

         Pursuant to the Pooling and Servicing Agreement and a Subsequent Transfer Agreement to be executed by the applicable seller, the Depositor and the Trustee, the conveyance of Subsequent Mortgage Loans may be made on any business day during the funding period, subject to the fulfillment of certain conditions in the Pooling and Servicing Agreement. Generally speaking, those conditions will include:

         o the Subsequent Mortgage Loans conveyed on the applicable subsequent transfer date satisfy the same representations and warranties in the Pooling and Servicing Agreement applicable to all Mortgage Loans,

         o the Subsequent Mortgage Loans conveyed on the applicable subsequent transfer date are selected in a manner reasonably believed not to be adverse to the interests of the certificateholders,

         o the Trustee receives certain opinions of counsel required by the applicable rating agencies,

         o the conveyance of the Subsequent Mortgage Loans on such subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the certificates,

         o no Subsequent Mortgage Loan conveyed on the applicable subsequent transfer date is 30 or more days delinquent, and

         o following the conveyance of the Subsequent Mortgage Loans on the applicable subsequent transfer date to the issuing entity, the characteristics of the mortgage pool and each loan group will not vary by more certain permitted variances specified in the related prospectus supplement.

                        Servicing of the Mortgage Loans

General

         Countrywide Home Loans Servicing LP ("Countrywide Servicing" or the "Master Servicer") will act as Master Servicer and will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Master Servicer will agree to service and administer the Mortgage Loans in accordance with customary and usual standards of practice of prudent mortgage loan lenders. The Master Servicer will also agree to represent and protect the interest of the Trustee in the Mortgage Loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan. The Master Servicer is permitted to make a modification, waiver or amendment of a Mortgage Loan so long as the modification, waiver or amendment would comply with the general servicing standard described above, not cause any REMIC to fail to qualify as a REMIC, not result in the imposition of certain taxes and not extend the due date for a payment due on the related mortgage note for a period greater than 270 days. A modification, waiver or amendment may initially result in a reduction in the payments made under a Mortgage Loan, but it is expected that a modification, waiver or amendment will increase the payments made under the Mortgage Loan over the life of the Mortgage Loan.

         The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers.
Notwithstanding any subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

The Master Servicer

         The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

         Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Fannie Mae and Freddie Mac, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by the Depositor or CWMBS, Inc., an affiliate of the Depositor. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

         In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

         Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in those states where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and Countrywide Home Loans (when required by the owner of the mortgage loans).

Countrywide Home Loans

         Countrywide Home Loans is the sponsor for the transaction and also a seller. Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

         Countrywide Home Loans has historically sold substantially all the mortgage loans that it has originated and purchased, generally through securitizations. Countrywide Home Loans does not always sell mortgage loans immediately after origination or acquisition, but may decide to sell certain mortgage loans in later periods as part of its overall management of interest rate risk. Countrywide Home Loans has been involved in the securitization of mortgage loans since 1969 when it was approved as a Federal National Mortgage Association seller/servicer. Countrywide Home Loans reviews the structure of its securitizations and discusses the structure with the related underwriters.

         Except as otherwise indicated, reference in the remainder of this prospectus supplement to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004 and December 31, 2005, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion and $1,111.090 billion, respectively, substantially all of which were being serviced for unaffiliated persons. As of December 31, 2005, Countrywide Home Loans provided servicing for approximately $117.488 billion in credit-blemished mortgage loans (excluding mortgage loans being subserviced by Countrywide Home Loans).

         Mortgage Loan Production

         The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans' residential mortgage loan production for the periods indicated.


                                         Consolidated Mortgage Loan Production

                                        Ten Months
                                           Ended                           Years Ended
                                        December 31,                       December 31,
                                                    ------------------------------------------------------
                                           2001          2002          2003          2004          2005
                                       -------------------------------------------------------------------
                                                       (Dollars in millions, except average loan amount)
Conventional Conforming Loans
  Number of Loans.....................     504,975      999,448     1,517,743       846,395       809,630
  Volume of Loans..................... $    76,432  $   150,110   $   235,868   $   138,845   $   167,675
     Percent of Total Dollar Volume...       61.7%        59.6%         54.2%         38.2%          34.1%
Conventional Non-conforming Loans
  Number of Loans.....................     137,593      277,626       554,571       509,711       826,178
  Volume of Loans..................... $    22,209  $    61,627   $   136,664   $   140,580   $   225,217
     Percent of Total Dollar Volume...       17.9%        24.5%         31.4%         38.7%         45.9%
FHA/VA Loans
  Number of Loans.....................     118,734      157,626       196,063       105,562        80,528
  Volume of Loans..................... $    14,109  $    19,093   $    24,402   $    13,247   $    10,712
     Percent of Total Dollar Volume...       11.4%         7.6%          5.6%          3.6%          2.2%
Prime Home Equity Loans
  Number of Loans.....................     164,503      316,049       453,817       587,046       683,887
  Volume of Loans..................... $     5,639  $    11,650   $    18,103   $    30,893   $    42,706
     Percent of Total Dollar Volume...        4.5%         4.6%          4.2%          8.5%          8.7%
Nonprime Mortgage Loans
  Number of Loans.....................      43,359       63,195       124,205       250,030       278,112
  Volume of Loans..................... $     5,580  $     9,421   $    19,827   $    39,441   $    44,637
     Percent of Total Dollar Volume...        4.5%         3.7%          4.6%         11.0%          9.1%
Total Loans
  Number of Loans.....................     969,164    1,813,944     2,846,399     2,298,744     2,678,335
  Volume of Loans..................... $   123,969  $   251,901   $   434,864   $   363,006   $   490,947
  Average Loan Amount................. $   128,000  $   139,000   $   153,000   $   158,000   $   183,000
  Non-Purchase Transactions(1)........        63%          66%           72%           51%           53%
  Adjustable-Rate Loans(1)............        12%          14%           21%           52%           52%

----------
(1) Percentage of total loan production based on dollar volume.

Loan Servicing

         The Master Servicer has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

              (a) collecting, aggregating and remitting mortgage loan payments;

              (b) accounting for principal and interest;

              (c) holding escrow (impound) funds for payment of taxes and insurance;

              (d) making inspections as required of the mortgaged properties;

              (e) preparation of tax related information in connection with the mortgage loans;

              (f) supervision of delinquent mortgage loans;

              (g) loss mitigation efforts;

              (h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

              (i) generally administering the mortgage loans, for which it receives servicing fees.

         Billing statements with respect to mortgage loans are mailed monthly by the Master Servicer. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by the Master Servicer to the mortgagor with such statements.

Collection Procedures

         Credit Blemished Mortgage Loans. When a mortgagor fails to make a payment on a credit blemished mortgage loan, the Master Servicer attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to the Master Servicer's servicing procedures for credit blemished loans, the Master Servicer generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 31 days past due (two payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

         Once foreclosure is initiated by the Master Servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, the Master Servicer determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

         If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Home Loans. After foreclosure, the Master Servicer may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

         Servicing and charge-off policies and collection practices with respect to credit blemished mortgage loans may change over time in accordance with, among other things, the Master Servicer's business judgment, changes in the servicing portfolio and applicable laws and regulations.

Adjustment to Master Servicing Fee in Connection with Certain Prepaid Mortgage Loans

         When a borrower prepays a Mortgage Loan on a date other than the date on which payments are due (each such date, a "Due Date"), the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter and that prepayment could result in a shortfall in the amount of interest to be distributed to certificateholders. Pursuant to the Pooling and Servicing Agreement, the Master Servicing Fee for any month will be reduced, by an amount sufficient to pass through to certificateholders the full amount of interest to which they would be entitled for each prepaid Mortgage Loan on the related distribution date. However, as specified in the related prospectus supplement, the Master Servicing Fee on a distribution date will not be reduced by more than the portion of the Master Servicing Fee for that distribution date specified in that prospectus supplement (such reduction, "Compensating Interest"). If shortfalls in interest as a result of prepayments in any Prepayment Period exceed the amounts payable by the Master Servicer as Compensating Interest on the related distribution date, the amount of interest available to make distributions of interest to the certificates and to maintain or restore overcollateralization will be reduced. See "Description of the Certificates -- Interest" in the prospectus supplement relating to the applicable series of certificates.

Advances

         Subject to the following limitations, on the business day prior to each distribution date, the Master Servicer will be required to advance (an "Advance") from its own funds, or funds in the certificate account that are not required to be distributed on the distribution date, on the business day immediately preceding the distribution date (a "Master Servicer Advance Date"), the sum of:

         o an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (with the Mortgage Rate adjusted to a rate equal to the Mortgage Rate minus the Servicing Fee Rate (as so adjusted, the "Net Mortgage Rate")) that were due on the related Due Date and delinquent on the related determination date; and

         o an amount equivalent to interest (adjusted to the Net Mortgage Rate) deemed due on each Mortgage Loan (i) as to which the related Mortgaged Property has been acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan ("REO Property"), which is calculated after taking into account any rental income from such Mortgaged Property or
                  (ii) as to which the related Mortgaged Property has been liquidated but as to that Mortgage Loan a Final Recovery Determination has not been made.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances to the extent that those Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any determination date to make an Advance, that Advance will be included with the distribution to holders of the certificates on the related distribution date. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee, as successor master servicer, or any other entity that is appointed as successor master servicer, will be obligated to make Advances in accordance with the terms of the Pooling and Servicing Agreement. An Advance will be reimbursed from the payments on the Mortgage Loan with respect to which the Advance was made. However, if an Advance is determined to be nonrecoverable and the Master Servicer delivers an officer's certificate to the Trustee indicating that the Advance is nonrecoverable, the Master Servicer will be entitled to withdraw from the certificate account an amount equal to the nonrecoverable Advance. Reimbursement for Advances and nonrecoverable Advances will be made prior to distributions on the certificates.

Certain Modifications and Refinancings

         Countrywide Home Loans will be permitted under the Pooling and Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the Master Servicer will be permitted to agree to the rate reduction provided that (i) Countrywide Home

Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate certificate principal balance of the related certificates. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the next Due Date at the applicable Net Mortgage Rate, net of any unreimbursed Advances of principal and interest on the Mortgage Loan made by the Master Servicer. Countrywide Home Loans will remit the purchase price to the Master Servicer for deposit into the certificate account within one business day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage Loans and borrowers request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

              Description of the Pooling and Servicing Agreement

         The following is a description of certain provisions of the Pooling and Servicing Agreement that are not described elsewhere in this free writing prospectus.

Events of Default; Remedies

         "Events of Default" will consist of:

                  (1) any failure by the Master Servicer to deposit in the certificate account or the distribution account the required amounts or remit to the Trustee any payment (including an Advance required to be made under the terms of the Pooling and Servicing Agreement) which continues unremedied for five calendar days (or in the case of an Advance, one business day) after written notice of the failure shall have been given to the Master Servicer by the Trustee, the Third Party Insurer or the Depositor, or to the Trustee, the Third Party Insurer and the Master Servicer by the holders of certificates evidencing not less than 25% of the voting rights,

                  (2) any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Master Servicer, in the Pooling and Servicing Agreement, which in each case continues unremedied for 60 days after the giving of written notice of the failure to the Master Servicer by the Trustee, the Third Party Insurer or the Depositor, or to the Trustee by the holders of certificates evidencing not less than 25% of the voting rights,

                  (3) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and the decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days,

                  (4) the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer,

                  (5) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations, or

                  (6) the Master Servicer shall fail to reimburse, in full, the Trustee not later than 6:00 p.m., New York City time, on the business day following the related Distribution Date for any Advance made by the Trustee together with accrued and unpaid interest.

         So long as an Event of Default under the Pooling and Servicing Agreement remains unremedied, subject to the rights of the Third Party Insurer, the Trustee shall, but only upon the receipt of instructions from the Third Party Insurer or from holders of certificates having not less than 25% of the voting rights terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all of the responsibilities and duties of the Master Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances. Additionally, if the Master Servicer fails to provide certain information or perform certain duties related to the Depositor's reporting obligations under the Securities Exchange Act of 1934, as amended, with respect to the issuing entity, the Depositor, may, without the consent of any of the certificateholders, terminate the Master Servicer. We cannot assure you that termination of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans.

         No certificateholder, solely by virtue of the holder's status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless the holder previously has given to the Trustee written notice of the continuation of an Event of Default and unless the holders of certificates having not less than 25% of the voting rights have made a written request to the Trustee to institute the proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute the proceeding and in which case the rights of the certificateholders shall be subject to the rights of the Third Party Insurer.

         Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all holders of the certificates notice of each Event of Default known to the Trustee, except for any Event of Default that has been cured or waived.

Certain Matters Regarding the Master Servicer, the Depositor, the Sellers and any Third Party Insurer

         The prospectus describes the indemnification to which the master servicer and the depositor (and their respective directors, officers, employees and agents) are entitled and also describes the limitations on any liability of the master servicer and the depositor (and their respective directors, officers, employees and agents) to the issuing entity. See "The Agreements -- Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus. The pooling and servicing agreement will provide that these same provisions regarding indemnification and exculpation apply to each seller and any Third Party Insurer.

The Trustee

         The Bank of New York will be the Trustee under the Pooling and Servicing Agreement. The Bank of New York has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of residential mortgages. The Bank of New York has been providing trust services on securitization transactions for more than a decade and currently provides trust services for hundreds of securitization transactions. The Depositor and Countrywide Home Loans may maintain other banking relationships in the ordinary course of business with the Trustee. The offered certificates may be surrendered at the Corporate Trust Office of the Trustee located at 101 Barclay Street, New York, New York 10286, Attention:
Corporate Trust MBS Administration or another addresses as the Trustee may designate from time to time.

         The Trustee will be liable for its own grossly negligent action, its own grossly negligent failure to act or its own misconduct, its grossly negligent failure to perform its obligations in compliance with the Pooling and Servicing Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith. However, the Trustee will not be liable, individually or as trustee,

         o for an error of judgment made in good faith by a responsible officer of the Trustee, unless the Trustee was grossly negligent or acted in bad faith or with willful misfeasance,

         o with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders of each class of certificates evidencing not less than 25% of the voting rights of the class relating to the time, method and place of conducting any proceeding for any remedy available to the

                  Trustee, or exercising any trust or power conferred upon the Trustee under the Pooling and Servicing Agreement,

         o for any action taken or suffered or omitted by it under the Pooling and Servicing Agreement in good faith and in accordance with an opinion of counsel, or

         o for any loss on any investment of funds pursuant to the Pooling and Servicing Agreement (other than as issuer of the investment security).

         The Trustee is also entitled to rely without further investigation upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

         The Trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under the laws of the United States of America to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the rating agencies to reduce their respective ratings of any class of certificates below the ratings issued on the closing date (or having provided security from time to time as is sufficient to avoid the reduction). If the Trustee no longer meets the foregoing requirements, the Trustee has agreed to resign immediately.

         The Trustee may at any time resign by giving written notice of resignation to the Depositor, the Master Servicer, each rating agency and the certificateholders, not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the Trustee gives notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         The Depositor or the Master Servicer may remove the Trustee and appoint a successor trustee if:

         o the Trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the Trustee by the Depositor,

         o the Trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

         o (iii)(A) a tax is imposed with respect to the issuing entity by any state in which the Trustee or the issuing entity is located, (B) the imposition of the tax would be avoided by the appointment of a different trustee and (C) the Trustee fails to indemnify the issuing entity against the tax.

         In addition, the holders of certificates evidencing at least 51% of the voting rights of each class of certificates may at any time remove the Trustee and appoint a successor trustee. In addition, if the Trustee fails to provide certain information or perform certain duties related to the Depositor's reporting obligations under the Securities Exchange Act of 1934, as amended, with respect to the issuing entity, the Depositor, may, without the consent of any of the certificateholders, terminate the Trustee. Notice of any removal of the Trustee shall be given to each rating agency by the successor Trustee.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

         A successor trustee will not be appointed unless its appointment does not adversely affect the then-current ratings of the certificates.

                               Static Pool Data

         Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=02200603.

         We cannot assure you that the prepayment, loss or delinquency experience of the mortgage loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by Countrywide Home Loans. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the issuing entity's mortgage loans. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity's mortgage loans will perform in the same way that any of those pools has performed.

                 Yield, Prepayment and Maturity Considerations

General

         The effective yield to the holders of each class of certificates with an accrual period that does not end on the day immediately preceding each distribution date will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to the holders and the purchase price of the certificates because of that delay between interest accrual and monthly distribution. No additional distribution of interest or earnings on them will be made in the case of any class of certificates with such a delay.

Prepayment Considerations and Risks

         The rate of principal payments on any class of certificates, the aggregate amount of distributions on the that class and the yield to maturity of that class will be related to the rate and timing of payments of principal on the related Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the related seller or purchases by the Master Servicer. Unless otherwise specified in the related prospectus supplement, the Mortgage Loans may be prepaid by the borrowers at any time without a prepayment charge. Any Mortgage Loans that provide for prepayment charges may demonstrate a lower rate of principal prepayments than Mortgage Loans that do not provide for prepayment charges. One or more classes of certificates of a series may be entitled to receive all or a portion of the prepayment charges received on the Mortgage Loans, or alternatively the Master Servicer may be entitled to retain those amounts as additional master servicing compensation, but in any event, those amounts will not be available for distribution on the other classes of certificates. In addition, many of the Mortgage Loans may not provide for any payments of principal for an extended period following their origination. These interest only loans may involve a greater degree of risk because, if the related borrower defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans. During their interest only periods, these interest only loans may be less likely to prepay as the interest only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest only loan approaches the end of its interest only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest only loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment. The Mortgage Loans will be subject to the "due-on-sale" provisions included therein.

         Prepayments, liquidations and purchases of the Mortgage Loans in a loan group will result in distributions on the related certificates of principal amounts which would otherwise be distributed over the remaining terms of these Mortgage Loans. This includes any optional repurchase by the related seller of a defaulted Mortgage Loan and any optional purchase of the remaining Mortgage Loans held by an issuing entity, in each case as will be described, if necessary, in the related prospectus supplement. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of those Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of certificates of a series may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related Mortgage Loans. Further, an investor should consider the risk that, if purchasing principal only certificates and any other certificate at a discount, a slower than anticipated rate of principal payments (including prepayments) on the related mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any notional amount certificates and any other certificate purchased at a premium, a faster than anticipated rate of principal payments on the related certificates could result in an actual yield to the investor that is lower than the anticipated yield. Investors in notional amount certificates should carefully consider the risk that a rapid rate of principal payments on the related mortgage loans could result in the failure of the investors to recover their initial investments. In addition, certain classes of certificates may be structured to have specific principal payment windows and therefore may not receive distributions of principal for a certain period following the closing date.

         The rate of principal payments (including prepayments) on pools of Mortgage Loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Mortgage Loans included in the mortgage pool. In addition, Countrywide Home Loans' Streamlined Documentation Program may affect the rate of prepayments on any Mortgage Loans for which Countrywide Home Loans or an affiliate is the seller. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the Mortgage Loans, those Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. With respect to mortgage loans that are balloon loans, those balloon loans involve a greater degree of risk than fully amortizing mortgage loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of the borrower to do this will depend on such factors as mortgage rates at the time of the sale or refinancing, the borrower's equity in the property, the relative strengths of the local housing market, the financial condition of the borrower and tax laws. Furthermore, with respect to up to 50% of the Mortgage Loans, the Depositor may be permitted to deliver all or a portion of each related mortgage file to the Trustee after the closing date. In that event, should Countrywide Home Loans or any other seller fail to deliver all or a portion of any mortgage files to the Depositor or other designee of the Depositor or, at the Depositor's direction, to the Trustee, within that period, Countrywide Home Loans will be required to use its best efforts to deliver a replacement Mortgage Loan for the related delayed delivery Mortgage Loan or repurchase the related delayed delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans.

         The Mortgage Loans may include fixed rate mortgage loans. In general with respect to fixed rate mortgage loans, if prevailing interest rates fall significantly below the interest rates on those mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on those mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, those mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on those mortgage loans. In the event that Mortgage Loans in any loan group with higher mortgage rates prepay at rates higher than other Mortgage Loans in any loan group, the applicable net rate cap, if any, may be lower than otherwise would be the case. As a result, the interest payable on the those classes of certificates affected by that net rate cap could be reduced. No assurance can be given as to the level of prepayment that any fixed rate mortgage loans will experience.

         The Mortgage Loans may include adjustable rate mortgage loans, some of which may be subject to initial fixed rate periods of varying lengths. Adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage borrowers to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Prepayments on adjustable rate mortgage loans that feature initial fixed rate periods may differ as they approach their respective first adjustment dates and prepayments on Mortgage Loans with interest-only terms may differ as they approach the ends of their interest-only periods. No assurance can be given as to the level of prepayment that the adjustable rate mortgage loans will experience.

         Although the mortgage rates on adjustable rate mortgage loans are subject to adjustment, those mortgage rates will generally adjust less frequently than the pass-through rates on the adjustable rate certificates of a series and will adjust by reference to the applicable mortgage index. Changes in any index upon which the pass-through rates of adjustable rate certificates are based (a "certificate index") may not correlate with changes in the applicable mortgage index and also may not correlate with prevailing interest rates. It is possible that an increased level of the certificate index could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the related classes of adjustable rate certificates whose pass-through rates are based on that certificate index. The mortgage rate applicable to all or a portion of the adjustable rate mortgage loans and any adjustment date will be based on the mortgage index value most recently announced generally as of a date 45 days prior to that adjustment date. Thus, if the related mortgage index value with respect to an adjustable rate mortgage loan rises, the lag in time before the corresponding mortgage rate increases will, all other things being equal, slow the upward adjustment of any applicable net rate cap. In addition, certain of the adjustable rate mortgage loans may have mortgage rates that will not adjust for a substantial period of time after origination.

         The rate of prepayment may affect the pass-through rates on the certificates of a series. Prepayments of Mortgage Loans with mortgage rates in excess of any applicable net rate cap may reduce or limit the pass-through rate on the related classes of certificates. Mortgage loans with higher mortgage rates may prepay at faster rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates.

         The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

                               Tax Consequences

         The tax consequences of the purchase, ownership or disposition of the certificates of any series under any federal, state, local or foreign tax law will be specified in the prospectus supplement for that series of certificates.

         All investors are encouraged to consult their tax advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the certificates.

                             ERISA Considerations

         Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to Section 4975 of the Code (a "Plan"), that proposes to cause the Plan to acquire any of classes of certificates in a series (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.
         Although it is generally expected that the underwriters of a series will have been granted an administrative exemption (the "Exemption") by the U.S. Department of Labor from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption, to the extent specified in the prospectus supplement relating to a series of certificates, an underwriter may not have such an Exemption or certain features of the certificates may preclude them from being covered by the Exemption.

         In addition, depending on the forms of credit enhancement employed with respect to a series of certificates, investors that are Plans might also be required to satisfy the requirements of an investor-based exemption in order to invest in those certificates.

         See "ERISA Considerations" in the attached prospectus.

                            Index of Defined Terms


Advance..........................................S-28
certificate index................................S-34
Compensating Interest............................S-28
Countrywide Financial............................S-25
Countrywide Home Loans...........................S-26
Countrywide Servicing............................S-24
deleted mortgage loan............................S-23
Due Date.........................................S-28
ERISA............................................S-34
Events of Default................................S-29
excess interest...................................S-8
Exemption........................................S-34
Initial Mortgage Loan............................S-21
Master Servicer..................................S-24
Master Servicer Advance Date.....................S-28
Mortgage Loans...................................S-21
Net Mortgage Rate................................S-28
overcollateralization.............................S-8
Plan.............................................S-34
Pooling and Servicing Agreement..................S-21
Purchase Price...................................S-22
REO Property.....................................S-28
replacement mortgage loan........................S-23
Subsequent Mortgage Loans........................S-24
Third Party Insurer Default......................S-20
Trustee..........................................S-21
Trustee's Mortgage File..........................S-21

                                                                     Exhibit A



                                  PROSPECTUS


   [Prospectus dated February 23, 2006 previously filed on EDGAR under file number 333-131591]